Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 12, 2021, with respect to the financial statements of County Bancorp, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Plante & Moran, PLLC

Chicago, Illinois

August 23, 2021